EXHIBIT 99.2

CB Financial Services, Inc. Long-Serving Chief Executive Officer, Barron P. McCune, Jr., Retires and New Corporate Center Named in McCune’s Honor; CB Financial Appoints Patrick G. O’Brien as Chief Executive Officer and Announces Results of Annual Shareholders’ Meeting and Inclusion in the Russell 2000 Index

CARMICHAELS, Pa., June 20, 2018 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (“CB Financial” or the “Company”) (NASDAQ:CBFV), the holding company of Community Bank and Exchange Underwriters, Inc., a wholly-owned insurance subsidiary of Community Bank, today announced that Karl G. Baily, Barron P. (“Pat”) McCune, Jr., Roberta Robinson Olejasz, Ralph J. Sommers, Jr. and John M. Swiatek were elected as Directors, each to a three-year term, at the annual shareholders’ meeting held today.  Shareholders also ratified the appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered public accountants.

At the shareholders’ meeting, Mr. McCune announced his retirement as Chief Executive Officer (“CEO”) of CB Financial and Community Bank. He will continue to serve both organizations as an Executive Consultant and a Director. Patrick G. “Pat” O’Brien, President of CB Financial and Community Bank, gave an emotional tribute to Mr. McCune and revealed that the new Community Bank corporate center is to be named the “Barron P. “Pat” McCune, Jr. Corporate Center” (“BPMCC”).

At the annual re-organization meetings of the Boards of Directors which followed the annual shareholders’ meeting, Mr. O’Brien was appointed CEO of both CB Financial and Community Bank.  He is a lifelong resident of Washington County and is well known for his banking talent and numerous leadership positions in the community.

The BPMCC is a 22,000-square foot, two story commercial office building located at 2111 North Franklin Drive, Washington, PA, near the Washington Wild Things baseball stadium.  The first floor is occupied by Exchange Underwriters, a subsidiary of Community Bank and one of the area’s largest insurance agencies.  The second floor is about to be occupied by Community Bank’s executive officers, lenders, retail management, HR department, collections staff, and audit employees.  The building, which was entirely remodeled both inside and outside, features fiber optic communications, a porte cochere, a balcony, a gazebo and 150 parking spaces. A whole building back-up generator is designed to allow Exchange Underwriters and Community Bank to seamlessly serve their customers in any situation.

Mr. O’Brien noted that CB Financial was recently added to the prestigious “Russell 2000” Index.  CB Financial’s stock price has appreciated some 36% over the last 18 months while its market capitalization recently topped $194 million.  CB Financial now has approximately $1.2 billion in assets, and Community Bank operates 24 offices in Pennsylvania, West Virginia and Ohio.

Mr. O’Brien commented that Mr. McCune had overseen a dramatic increase in the size, strength and valuation of CB Financial and Community Bank, and added, “I am honored to name our new Corporate Center after Pat McCune, as a tribute to his talented leadership of Community Bank and his dedication to our community.”

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates sixteen offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, seven offices in Brooke, Marshall, Ohio, Upshur and Wetzel Counties in West Virginia, and one office in Belmont County in Ohio. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.  For more information about CB Financial and Community Bank, visit our website at www.communitybank.tv.

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that may be described in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact:
Patrick G. O’Brien
President and Chief Executive Officer
Phone: (724) 225-2400
Fax: (724) 225-4903